REGISTRATION RIGHTS AGREEMENT

      THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") dated May 20, 1999, is between Chesapeake Biological Laboratories, Inc., a Maryland corporation (the "Company"), and the holders of the Company's Preferred Stock (as defined below) whose names appear on Schedule I attached hereto (each, a "Stockholder" and collectively, the "Stockholders").

                                    RECITALS

      WHEREAS, the Company and the Stockholders have entered into a Preferred Stock Purchase Agreement of even date herewith (the "Purchase Agreement"), and execution and delivery of this Agreement is a condition precedent to the obligations of the Company and the Stockholders to consummate the transactions described in the Purchase Agreement.

      WHEREAS, upon Closing under the Purchase Agreement, the Stockholders will own 15,510 shares of the Company's Series A Convertible Preferred Stock, par value $0.01 per share (the "Preferred Stock") and the Initial Warrants (as defined in the Purchase Agreement); and

      WHEREAS, the Company has agreed with the Stockholders, among other things, to provide for registration of the shares of Common Stock (as defined below) into which the Preferred Stock is convertible and for which the Initial Warrants are exercisable, and, to that end, the parties wish to enter into this Agreement.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

                             ARTICLE I. DEFINITIONS

      Section 1.01. Definitions.

      The following definitions shall be applicable to the terms set forth below as used in this Agreement:

            (a) "Affiliate" shall mean, with respect to any Person, any other Person which directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person.

            (b) "Board" shall mean the Board of Directors of the Company.
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            (c) "Charter" shall mean the Company's Articles of Incorporation, as amended and supplemented.

            (d) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the federal securities laws.

            (e) "Common Stock" shall mean the Company's Common Stock, par value $.01 per share.

            (f) "Conversion Shares" shall mean the shares of Common Stock issued or issuable upon conversion of the Preferred Stock and upon exercise of the Initial Warrants.

            (g) "Equity Interest" shall mean the Preferred Stock and the Conversion shares issued upon conversion thereof or upon exercise of the Initial Warrants.

            (h) "Equity Securities" shall mean all shares of the Company's capital stock, now or hereafter authorized and all warrants, options, rights or other securities convertible into, or exchangeable for, shares of the Company's capital stock, and shall include the Reserved Shares.

            (i) "Permitted Transferees" shall mean (i) any Affiliate of a Stockholder; (ii) any partner of a Stockholder upon a pro rata distribution of that Stockholder's entire Equity Interest.

            (j) "Person." The term "Person" shall mean any individual, firm, corporation, partnership, limited liability company, trust, joint venture, governmental authority or other entity, and shall include any successor (by merger or otherwise) of such entity.

            (k) "Register" including the terms "register," "registered" and "registration" shall mean a registration effected by preparing and filing a registration statement in compliance with the Securities Act.

            (l) "Registrable Stock." The term "Registrable Stock" shall mean all Conversion Shares issued upon conversion of the Preferred Stock and upon exercise of the Initial Warrants. A Person shall be deemed to be a holder of Registrable Stock when such Person has a right to acquire such Registrable Stock (whether by conversion, exercise or otherwise) regardless of whether such acquisition, conversion or exercise has actually been effected. Each share of Registrable Stock shall continue to be Registrable Stock in the hands of each subsequent holder thereof, subject to the limitations set forth in this Agreement; provided that each share of Registrable Stock shall cease to be Registrable Stock when transferred (x) to any Person who is not a Permitted Transferee or if the transfer does not comply with the terms of this Agreement,
(y) pursuant to a Registered public offering, or (z) in accordance with Rule 144 promulgated by the Commission under the Securities Act.

            (m) "Securities Act" shall mean the Securities Act of 1933, as amended.


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      Section 1.02. Additional Definitions.

      Capitalized terms used in this Agreement and not defined herein shall have the meanings given to them in the Purchase Agreement.

                                   ARTICLE II
                               REGISTRATION RIGHTS

      Section 2.01 Required Registration. The Company shall use its efforts to effect the registration of the Registrable Stock (including without limitation the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities
Act) as would permit or facilitate the sale or distribution of all the Registrable Stock in the manner (including manner of sale) and in all states reasonable requested by the Holder no later than 180 days after the date hereof.

      Section 2.02 Registration Procedures.

            (a) To carry out its agreement to register the Registrable Stock, the Company shall:

                  (i) prepare and file with the Commission a registration statement covering the Registrable Stock on such appropriate registration form of the Commission as shall be reasonably selected by the Company within 45 days of the date hereof and use its best efforts to cause such registration statement to become effective as soon as practicable thereafter and to remain effective for the period of time described in
      Section 2.09 hereof.

                  (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectuses used in connection therewith as may be necessary to keep such registration statement effective and current and to comply with the provisions of the Securities Act, including such amendments and supplements as may be necessary to reflect the intended method of disposition from time to time of Registrable Stock included therein by holders of Registrable Stock (the "Prospective Sellers");

                  (iii) furnish to each Prospective Seller such number of copies of each preliminary and final prospectus in conformity with the requirements of the Securities Act, and such other documents as the Prospective Seller may reasonably request in order to facilitate the disposition of the shares owned by it;

                  (iv) use its best efforts to register or qualify the shares covered by such registration statement under such state securities or blue sky laws of such jurisdictions as any Prospective Seller shall reasonably request; provided that the Company shall not be


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

      required in connection therewith to qualify to do business or to file a general consent to service of process in any such jurisdiction; and

                  (v) cause all such Registrable Stock to be listed on each securities exchange or other securities trading market on which the same class of the Company's securities are then listed.

            (b) Each Prospective Seller of Registrable Stock shall furnish to the Company such information as the Company, its underwriter or its counsel may reasonably request from the Prospective Seller for inclusion in the registration statement (and the prospectus included therein).

            (c) The Prospective Sellers shall not effect sales of the shares covered by the registration statement after receipt of facsimile or other written notice from the Company to suspend sales to permit the Company to correct or update a registration statement or prospectus; provided, however, that the Company shall not so suspend sales for any period of more than 30 consecutive days.

      Section 2.03 Expenses of Registration.

      The Company shall pay all expenses incurred in effecting the registration, including, without limitation, all registration and filing fees, printing expenses, expenses of compliance with blue sky laws, fees and disbursements of counsel for the Company, and fees and expenses of its auditors; provided, however, that each Prospective Seller shall pay the underwriting discounts and commissions relating to the sale of its Registrable Stock.

      Section 2.04 Indemnification.

            (a) In connection with the registration of the Registrable Stock pursuant to this Agreement, the Company shall indemnify and hold harmless each Prospective Seller against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which such Prospective Seller may be subject under the Securities Act, under any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement (or alleged untrue statement) of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any summary prospectus issued in therewith, or any amendment or supplement thereto, or any other document, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by the Company of the Securities Act or any blue sky law, or any rule or regulation promulgated under the Securities Act or any blue sky law, or any other law, applicable to the Company in connection with any such registration, and shall reimburse each such Prospective Seller for any legal or other expenses reasonably incurred by such Prospective Seller in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however,


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that the Company shall not be liable to any Prospective Seller in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or omission made in such registration statement, preliminary prospectus, final prospectus, summary prospectus or amendment or supplement thereto, or any other document, in reliance upon and in conformity with written information furnished to the Company by such Prospective Seller specifically for use therein. The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of such Prospective Seller and shall survive the transfer of the Registrable Stock held by such Prospective Seller.

            (b) If the indemnification provided for above is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified parties on the other in connection with the statements or omissions or violations which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            The Company and the Prospective Sellers agree that it would not be just and equitable if contribution pursuant to this Section 2.04(b) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities or actions in respect thereof referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.04(b), no Prospective Seller shall be required to contribute any amount in excess of the net proceeds from the sale of the Prospective Seller's Registrable Stock pursuant to such registration statement. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not also guilty of such fraudulent misrepresentation.

            (c) Promptly after receipt by an indemnified party under Section 2.04(a) of written notice of the commencement of any legal action, such indemnified party promptly shall, if a claim in respect thereof is to be made under such Section, notify the indemnifying party in writing of the commencement thereof but the omission so to notify the indemnifying party shall relieve it from any liability which it may have had to any indemnified party hereunder only to the extent that it has been prejudiced directly as the result of such failure. In case any such action shall be brought against any indemnified party, the indemnifying party shall assume the defense


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thereof, with counsel reasonably satisfactory to such indemnified party;
provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party or a possible conflict of interests exists, the indemnified party or parties shall have the right to select separate counsel (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties). Upon the assumption by the indemnifying party of the defense of such action, and approval by the indemnified party of counsel, the indemnifying party shall not be liable to such indemnified party under this Section 2.04(a) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnifying party shall have failed to employ counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time, (ii) the indemnifying party and its counsel fail to actively and vigorously pursue the defense of such action in the reasonable judgment of counsel to the indemnified party, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

      Section 2.05 Inclusion of Additional Shares in Required Registrations.

      The Company may include securities for sale for the account of any other holder of Common Stock in the registration pursuant to Section 2.01 hereof.

      Section 2.06 Rule 144 Requirements.

      The Company shall make publicly available such information as is necessary to enable the holders of Registrable Stock to make sales of Registrable Stock pursuant to Rule 144 of the Securities Act. The Company shall furnish to any holder of Registrable Stock, upon request, a written statement executed by the Company as to the steps it has taken to comply with the current public information requirements of Rule 144.

      Section 2.07 Underwriters' Lock-Up.

      If the Company files a registration statement in connection with an underwritten public offering, each holder of Registrable Stock, if so requested by the managing underwriter of such public offering, shall not effect any sale or distribution of any Equity Securities for up to 180 days after effectiveness of such registration statement; provided that the Company's executive officers and directors agree to be similarly bound.

      Section 2.08 Transfer of Registration Rights.

      The registration rights of the Stockholders under this Agreement may be transferred to any Permitted Transferee regardless of the number of shares of Registrable Stock transferred.

      Section 2.09 Effective Period of Registration.


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      Once the registration statement filed by the Company pursuant to Section
2.01 becomes effective, the Company shall promptly file all reports, financial statements and other documents necessary to keep such registration statement current and the registration in effect until the earlier of (a) the sale of all securities included in the registration statement, or (b) five years from the effective date of the registration statement.

      Section 2.10 Changes in Preferred Stock or Common Stock.

      If there is any change in the Preferred Stock or Conversion Shares by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the registration rights granted hereby shall continue with respect to the Preferred Stock or Conversion Shares as so changed.

      Section 2.11 Termination of Registration Rights.

      The obligations of the Company under this Agreement shall terminate on the earlier of: (a) the date on which there are no longer any shares of Registrable Stock held by the Stockholder or transferees permitted by Section 2.07 hereof, or (b) the fifth anniversary of the effective date of the registration statement filed by the Company pursuant to Section 2.01.

                                   ARTICLE III
                                  MISCELLANEOUS

      Section 3.01 Stock Certificate Legends.

      Upon the execution of this Agreement, each certificate representing shares of Preferred Stock, Conversion Shares or the Initial Warrants held by the Stockholders shall be endorsed by the Secretary of the Company with the following legend:

      "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN SO REGISTERED UNDER THOSE LAWS OR IF EXEMPTIONS FROM REGISTRATION ARE AVAILABLE.

      THIS CERTIFICATE AND THE SECURITIES REPRESENTED HEREBY ARE TRANSFERABLE ONLY UPON COMPLIANCE WITH THE PROVISIONS OF THAT CERTAIN PURCHASE AGREEMENT DATED MAY 1999 BY AND AMONG THE COMPANY AND THE STOCKHOLDER NAMED THEREIN, A COPY OF WHICH IS ON FILE IN THE OFFICE OF THE SECRETARY OF THE COMPANY AND WILL BE MADE AVAILABLE UPON REQUEST TO ANY STOCKHOLDER WITHOUT CHARGE."


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      Section 3.02 Notices.

      All notices, offers, acceptances, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in hand or by facsimile or mailed by certified or registered mail to the Stockholders at their addresses shown on the Company's records or to the Company at the Company's principal place of business. Any party hereto may change its address for notice by giving notice thereof in the manner herein above provided.

      Section 3.03 Parties in Interest.

      All covenants and agreements contained in this Agreement made by any of the parties hereto shall bind such parties, and shall bind and inure to the benefit of their successors and permitted assigns whether so expressed or not; provided, however, that the foregoing shall not in and of itself permit the assignment of any of the rights and obligations hereunder.

      Section 3.04 Governing Law.

      This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without giving effect to its conflicts of laws provisions.

      Section 3.05 Entire Agreement.

      This Agreement, together with the Purchase Agreement, including the Schedules and Exhibits thereto, and the Charter constitute the sole and entire agreement of the parties hereto and supersede all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof and thereof.

      Section 3.06 Amendments.

      This Agreement may not be amended or modified, and no provisions hereof may be waived, without the written consent of the Company and the holders of a majority of the Registrable Stock.

      Section 3.07 Severability.

      Each provision of this Agreement shall be treated as separate and independent, and the unenforceability of any one provision shall in no way impair the enforceability of any other provisions. If one or more provisions contained in this Agreement shall for any reason be held to be unenforceable, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with applicable law, and no other provision hereof shall be affected by such holding, limitation or reduction.


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      Section 3.08 Titles and Subtitles.

      The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.


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